Exhibit 99.1


                                   SCHEDULE I

                                 Cox @Home, Inc.
                        Executive Officers and Directors


Name                       Position           Principal Occupation             Business Address
-----------------          -------------      ----------------------           -------------------

James O. Robbins*          President          President & Chief Executive      Cox Communications, Inc.
                                              Officer                          1400 Lake Hearn Dr., NE
                                                                               Atlanta , GA 30319

Preston B. Barnett         Vice President     Vice President Tax               Cox Enterprises, Inc.
                                                                               1400 Lake Hearn Dr., NE
                                                                               Atlanta , GA 30319

Jimmy W. Hayes*            Vice President     Senior Vice President Finance    Cox Communications, Inc.
                                              & Administration & Chief         1400 Lake Hearn Dr., NE
                                              Financial Officer                Atlanta , GA 30319

William L. Killen, Jr.     Vice President     Vice President New Media         Cox Enterprises, Inc.
                                                                               1400 Lake Hearn Dr., NE
                                                                               Atlanta , GA 30319

David M. Woodrow           Vice President     Senior Vice President New        Cox Communications, Inc.
                                              Business Development             1400 Lake Hearn Dr., NE
                                                                               Atlanta , GA 30319

Andrew A. Merdek           Secretary          Vice President Legal Affairs     Cox Enterprises, Inc.
                                              & Secretary                      1400 Lake Hearn Dr., NE
                                                                               Atlanta , GA 30319

Dallas S. Clement          Treasurer          Vice President & Treasurer       Cox Communications, Inc.
                                                                               1400 Lake Hearn Dr., NE
                                                                               Atlanta , GA 30319

James A. Hatcher           Director           Vice President Legal &           Cox Communications, Inc.
                                              Regulatory Affairs               1400 Lake Hearn Dr., NE
                                                                               Atlanta , GA 30319

*Also a Director

          Shares of Series A Common Stock of Issuer Beneficially Owned
                     by Cox Executive Officers and Directors


Name                             Number of Shares
David Woodrow                    4750